Filed Pursuant To Rule 433

Registration No. 333-217785

September 20, 2017

# SPDR® ETF Trading Report

INVESTMENT PROFESSIONAL USE ONLY
August 2017

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **US Core** | | | | | | | | | | | | | | |
| **SPY** | SPDR S&P 500® ETF | 0.01 | 0.00 | 0.01 | 67,697,031 | 19,110,873,081 | 64,503,952 | 13,399 | 14,460 | 3,289,187 | 3,535,615 | 248 | 0.40 | 184,701,087 |
| **MDY** | SPDR S&P MidCap 400® ETF | 0.06 | 0.02 | 0.07 | 1,085,727 | 392,038,733 | 1,187,183 | 2,268 | 1,834 | 712,129 | 582,754 | 121 | 0.50 | 2,623,235 |
| **SLY** | SPDR S&P 600 Small Cap ETF | 0.23 | 0.19 | 0.29 | 16,874 | 2,346,129 | 20,994 | 1,251 | 1,387 | 151,246 | 170,240 | 90 | 0.60 | 16,092 |
| **DIA** | SPDR Dow Jones Industrial Average ETF Trust | 0.01 | 0.01 | 0.02 | 2,947,774 | 742,597,466 | 2,531,121 | 1,485 | 1,540 | 325,304 | 332,902 | 120 | 0.30 | 7,853,724 |
| **THRK** | SPDR Russell 3000 ETF | 0.38 | 0.21 | 0.60 | 19,040 | 3,983,590 | 11,122 | 1,936 | 1,993 | 352,216 | 363,324 | 202 | 0.40 | 12 |
| **TWOK** | SPDR Russell 2000® ETF | 0.23 | 0.28 | 0.23 | 11,542 | 1,086,195 | 17,183 | 3,673 | 6,032 | 300,562 | 502,164 | 81 | 0.60 | 11,521 |
| **ONEK** | SPDR Russell 1000 ETF | 0.40 | 0.35 | 0.47 | 4,015 | 533,170 | 6,098 | 2,383 | 3,048 | 275,141 | 349,240 | 79 | 0.40 | 21,583 |
| **SMD** | SPDR S&P 1000 ETF | 0.51 | 0.56 | 0.66 | 2,888 | 303,108 | 4,521 | 1,401 | 1,817 | 127,869 | 167,873 | 164 | 0.50 | 1,238 |
| **SPYX** | SPDR S&P 500 Fossil Fuel Reserves Free ETF | 0.14 | 0.24 | 0.16 | 10,485 | 722,943 | 9,712 | 1,221 | 1,353 | 73,199 | 80,612 | 154 | 0.40 | 5,044 |
| **SHE** | SPDR SSGA Gender Diversity Index ETF | 0.06 | 0.09 | 0.06 | 2,117 | 164,477 | 2,945 | 7,684 | 7,683 | 519,208 | 519,217 | 99 | 0.30 | 30,778 |
| **US Style** | | | | | | | | | | | | | | |
| **SPYG** | SPDR S&P 500 Growth ETF | 0.18 | 0.15 | 0.20 | 26,352 | 3,677,849 | 28,524 | 2,707 | 2,743 | 328,522 | 330,586 | 100 | 0.50 | 3,293 |
| **SPYV** | SPDR S&P 500 Value ETF | 0.23 | 0.20 | 0.26 | 8,361 | 1,094,392 | 16,917 | 1,647 | 2,607 | 187,462 | 296,494 | 87 | 0.30 | 16,818 |
| **MDYG** | SPDR S&P 400 Mid Cap Growth ETF | 0.29 | 0.20 | 0.35 | 133,697 | 21,797,025 | 57,998 | 2,406 | 2,382 | 341,099 | 338,887 | 110 | 0.50 | 27,198 |
| **MDYV** | SPDR S&P 400 Mid Cap Value ETF | 0.17 | 0.18 | 0.24 | 211,145 | 22,951,817 | 83,151 | 5,112 | 5,064 | 483,186 | 479,763 | 186 | 0.50 | 20,035 |
| **SLYG** | SPDR S&P 600 Small Cap Growth ETF | 0.62 | 0.29 | 0.63 | 61,619 | 15,024,100 | 33,490 | 2,679 | 2,605 | 568,002 | 557,079 | 99 | 0.60 | 3,006 |
| **SLYV** | SPDR S&P 600 Small Cap Value ETF | 0.24 | 0.21 | 0.28 | 80,971 | 10,838,944 | 51,989 | 1,836 | 1,930 | 213,710 | 227,200 | 96 | 0.60 | 10,927 |
| **US Sector** | | | | | | | | | | | | | | |
| **XLY** | Consumer Discretionary Select Sector SPDR Fund | 0.01 | 0.01 | 0.01 | 4,021,290 | 414,492,101 | 4,133,042 | 7,711 | 7,508 | 691,137 | 677,071 | 166 | 0.50 | 10,515,608 |
| **XLP** | Consumer Staples Select Sector SPDR Fund | 0.01 | 0.02 | 0.01 | 9,782,293 | 620,928,141 | 10,745,731 | 68,328 | 67,233 | 3,771,706 | 3,735,465 | 439 | 0.40 | 40,508,598 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS
SPDR

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **US Sector (cont'd)** | | | | | | | | | | | | | | |
| **XLE** | Energy Select Sector SPDR Fund | 0.01 | 0.02 | 0.01 | 12,328,411 | 904,730,014 | 15,508,982 | 19,746 | 17,829 | 1,259,992 | 1,157,637 | 226 | 0.50 | 31,249,667 |
| **XLF** | Financial Select Sector SPDR Fund | 0.01 | 0.04 | 0.01 | 47,348,649 | 1,358,929,999 | 59,925,520 | 980,815 | 915,949 | 24,481,142 | 22,532,345 | 1,402 | 0.50 | 68,888,211 |
| **XLV** | Health Care Select Sector SPDR Fund | 0.01 | 0.01 | 0.01 | 6,096,928 | 555,199,577 | 6,966,732 | 14,530 | 15,097 | 1,150,485 | 1,194,928 | 248 | 0.50 | 21,699,337 |
| **XLI** | Industrial Select Sector SPDR Fund | 0.01 | 0.01 | 0.01 | 9,401,045 | 736,331,269 | 8,998,579 | 24,774 | 24,701 | 1,687,357 | 1,686,090 | 319 | 0.50 | 29,972,551 |
| **XLB** | Materials Select Sector SPDR Fund | 0.01 | 0.02 | 0.01 | 3,941,140 | 246,048,035 | 3,943,675 | 20,917 | 20,662 | 1,135,584 | 1,123,186 | 225 | 0.50 | 17,602,255 |
| **XLK** | Technology Select Sector SPDR Fund | 0.01 | 0.02 | 0.01 | 9,582,973 | 635,399,555 | 11,481,807 | 58,266 | 56,328 | 3,359,618 | 3,184,785 | 331 | 0.50 | 28,494,735 |
| **XLU** | Utilities Select Sector SPDR Fund | 0.01 | 0.02 | 0.01 | 9,017,610 | 563,191,482 | 10,507,648 | 31,863 | 29,770 | 1,730,480 | 1,587,932 | 309 | 0.40 | 49,110,007 |
| **XLRE** | Real Estate Select Sector SPDR Fund | 0.01 | 0.03 | 0.01 | 1,357,664 | 50,760,365 | 1,904,717 | 48,261 | 43,215 | 1,568,965 | 1,398,437 | 403 | 0.50 | 4,375,083 |
| **US Industry** | | | | | | | | | | | | | | |
| **KBE** | SPDR S&P Bank ETF | 0.01 | 0.03 | 0.01 | 1,497,812 | 73,027,235 | 2,076,072 | 4,006 | 4,192 | 169,854 | 180,675 | 174 | 0.70 | 4,044,797 |
| **KCE** | SPDR S&P Capital Markets ETF | 0.10 | 0.20 | 0.11 | 6,562 | 375,973 | 8,354 | 2,972 | 3,185 | 148,065 | 158,677 | 130 | 0.60 | 3,173 |
| **KIE** | SPDR S&P Insurance ETF | 0.06 | 0.06 | 0.06 | 125,168 | 13,006,535 | 99,916 | 1,748 | 1,514 | 157,949 | 135,215 | 137 | 0.40 | 266,464 |
| **KRE** | SPDR S&P Regional Banking ETF | 0.01 | 0.02 | 0.01 | 4,519,842 | 275,410,134 | 5,647,593 | 3,419 | 3,550 | 181,173 | 191,913 | 182 | 0.80 | 19,286,095 |
| **XBI** | SPDR S&P Biotech ETF | 0.05 | 0.07 | 0.05 | 3,774,042 | 337,328,132 | 4,235,930 | 1,865 | 1,482 | 144,948 | 114,277 | 141 | 1.20 | 27,660,304 |
| **MTK** | SPDR Morgan Stanley Technology ETF | 0.14 | 0.19 | 0.14 | 19,451 | 1,696,328 | 20,365 | 1,558 | 1,452 | 118,159 | 108,929 | 81 | 0.60 | 7,761 |
| **XHB** | SPDR S&P Homebuilders ETF | 0.01 | 0.03 | 0.01 | 1,738,523 | 76,218,580 | 1,513,031 | 12,879 | 12,019 | 490,947 | 460,448 | 207 | 0.70 | 8,718,393 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

2

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **US Industry (cont'd)** | | | | | | | | | | | | | | |
| XME | SPDR S&P Metals & Mining ETF | 0.01 | 0.04 | 0.01 | 2,317,110 | 82,289,835 | 2,774,453 | 5,309 | 5,255 | 163,942 | 159,805 | 190 | 0.90 | 7,659,906 |
| XES | SPDR S&P Oil & Gas Equipment & Services ETF | 0.02 | 0.14 | 0.02 | 456,459 | 7,249,303 | 566,014 | 9,471 | 8,048 | 130,795 | 121,444 | 226 | 1.30 | 437,845 |
| XITK | SPDR FactSet Innovative Technology ETF | 0.11 | 0.16 | 0.11 | 2,764 | 232,696 | 2,124 | 407 | 446 | 29,821 | 32,125 | 179 | 0.80 | 2,999 |
| XOP | SPDR S&P Oil & Gas Exploration & Production ETF | 0.01 | 0.03 | 0.01 | 13,551,071 | 472,827,693 | 17,426,261 | 13,208 | 13,179 | 400,731 | 414,084 | 252 | 1.10 | 67,269,143 |
| XPH | SPDR S&P Pharmaceuticals ETF | 0.04 | 0.10 | 0.04 | 113,953 | 5,379,878 | 87,512 | 2,186 | 2,156 | 89,735 | 90,681 | 200 | 0.80 | 964,021 |
| XRT | SPDR S&P Retail ETF | 0.01 | 0.03 | 0.01 | 3,954,310 | 180,363,908 | 4,189,781 | 5,343 | 5,736 | 211,903 | 230,014 | 182 | 0.90 | 20,879,679 |
| XSD | SPDR S&P Semiconductor ETF | 0.05 | 0.07 | 0.05 | 73,337 | 5,280,546 | 88,574 | 1,763 | 1,572 | 110,381 | 99,979 | 147 | 1.10 | 548,182 |
| XHE | SPDR S&P Health Care Equipment ETF | 0.22 | 0.37 | 0.21 | 10,342 | 716,953 | 14,419 | 2,689 | 2,370 | 162,093 | 143,693 | 95 | 0.60 | 27,885 |
| XTL | SPDR S&P Telecom ETF | 0.28 | 0.39 | 0.29 | 17,781 | 1,438,210 | 12,660 | 1,496 | 1,835 | 105,214 | 130,138 | 147 | 0.80 | 4,441 |
| XAR | SPDR S&P Aerospace & Defense ETF | 0.06 | 0.08 | 0.06 | 141,771 | 12,103,763 | 106,726 | 1,813 | 1,794 | 134,597 | 130,585 | 149 | 0.60 | 2,275,235 |
| XHS | SPDR S&P Health Care Services ETF | 0.13 | 0.21 | 0.13 | 6,490 | 442,654 | 8,960 | 1,694 | 1,467 | 100,471 | 90,954 | 128 | 0.60 | 17,046 |
| XSW | SPDR S&P Software & Services ETF | 0.12 | 0.19 | 0.14 | 10,157 | 731,124 | 5,250 | 1,824 | 1,811 | 114,182 | 113,550 | 89 | 0.60 | 913 |
| XTH | SPDR S&P Technology Hardware ETF | 0.28 | 0.39 | 0.30 | 164 | 7,271 | 251 | 4,049 | 4,277 | 295,010 | 316,498 | 41 | 1.20 | 10,120 |
| XTN | SPDR S&P Transportation ETF | 0.05 | 0.10 | 0.06 | 26,233 | 1,653,422 | 21,951 | 2,616 | 2,506 | 143,383 | 137,930 | 111 | 0.90 | 21,003 |
| XWEB | SPDR S&P Internet ETF | 0.25 | 0.36 | 0.27 | 225 | 15,481 | 248 | 4,036 | 4,178 | 279,332 | 289,076 | 4 | 1.10 | 1,209 |
| **Real Estate Equities** | | | | | | | | | | | | | | |
| RWR | SPDR Dow Jones REIT ETF | 0.05 | 0.06 | 0.05 | 116,461 | 12,414,341 | 147,837 | 2,198 | 1,696 | 203,733 | 157,982 | 118 | 0.60 | 63,765 |
| RWO | SPDR Dow Jones Global Real Estate ETF | 0.04 | 0.08 | 0.05 | 127,897 | 7,067,667 | 158,723 | 1,337 | 1,343 | 64,243 | 64,545 | 174 | 0.40 | 242,673 |
| RWX | SPDR Dow Jones International Real Estate ETF | 0.01 | 0.04 | 0.01 | 362,710 | 16,292,633 | 466,429 | 5,464 | 6,031 | 213,424 | 233,942 | 245 | 0.30 | 1,564,228 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

3

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Global Equities** | | | | | | | | | | | | | | |
| **DGT** | SPDR Global Dow ETF | 0.48 | 0.60 | 0.38 | 949 | 83,812 | 1,276 | 595 | 449 | 46,922 | 34,941 | 58 | 0.50 | 561 |
| **GII** | SPDR S&P Global Infrastructure ETF | 0.15 | 0.29 | 0.18 | 9,778 | 587,735 | 15,330 | 964 | 1,224 | 50,388 | 62,779 | 155 | 0.40 | 2,113 |
| **GNR** | SPDR S&P Global Natural Resources ETF | 0.06 | 0.14 | 0.07 | 83,144 | 4,190,919 | 117,374 | 1,337 | 1,357 | 58,601 | 57,632 | 454 | 0.40 | 250,504 |
| **CWI** | SPDR MSCI ACWI ex-US ETF | 0.03 | 0.07 | 0.02 | 98,647 | 4,178,879 | 281,505 | 10,406 | 8,076 | 383,357 | 292,351 | 283 | 0.40 | 221,450 |
| **ACIM** | SPDR MSCI ACWI IMI ETF | 0.42 | 0.57 | 0.31 | 5,522 | 462,913 | 4,860 | 510 | 396 | 37,174 | 28,769 | 118 | 0.40 | 4,785 |
| **EFAX** | SPDR MSCI EAFE Fossil Fuel Reserves Free ETF | 0.27 | 0.39 | 0.38 | 6,296 | 505,431 | 3,234 | 519 | 480 | 36,574 | 33,682 | 89 | 0.60 | 3,892 |
| **GWL** | SPDR S&P World ex-US ETF | 0.04 | 0.13 | 0.03 | 58,731 | 2,010,781 | 108,770 | 5,718 | 10,284 | 170,225 | 303,584 | 343 | 0.40 | 39,656 |
| **GWX** | SPDR S&P International Small Cap ETF | 0.07 | 0.21 | 0.07 | 44,887 | 1,762,940 | 53,675 | 1,317 | 1,256 | 44,976 | 42,227 | 198 | 0.30 | 32,743 |
| **LOWC** | SPDR MSCI ACWI Low Carbon Target ETF | 0.12 | 0.15 | 0.12 | 850 | 77,392 | 972 | 1,206 | 1,045 | 101,593 | 87,487 | 98 | 0.40 | 859 |
| **International Developed Equities - Region/Country** | | | | | | | | | | | | | | |
| **FEZ** | SPDR EURO STOXX 50 ETF | 0.01 | 0.03 | 0.01 | 2,486,507 | 113,557,395 | 2,646,274 | 83,673 | 73,511 | 3,322,655 | 2,892,658 | 409 | 0.50 | 6,384,304 |
| **FEU** | SPDR STOXX Europe 50 ETF | 0.06 | 0.18 | 0.05 | 42,635 | 1,690,420 | 42,874 | 1,324 | 1,280 | 45,652 | 44,032 | 212 | 0.40 | 12,684 |
| **SMEZ** | SPDR EURO STOXX Small Cap ETF | 0.17 | 0.28 | 0.14 | 1,846 | 127,624 | 2,373 | 630 | 840 | 37,876 | 49,123 | 100 | 0.40 | 1,396 |
| **Emerging Market Equities** | | | | | | | | | | | | | | |
| **GMM** | SPDR S&P Emerging Markets ETF | 0.15 | 0.21 | 0.18 | 26,321 | 2,154,854 | 38,139 | 1,046 | 937 | 74,465 | 64,391 | 157 | 0.60 | 31,082 |
| **GMF** | SPDR S&P Emerging Asia Pacific ETF | 0.20 | 0.21 | 0.19 | 19,139 | 2,140,724 | 19,733 | 596 | 660 | 57,967 | 62,106 | 70 | 0.60 | 238,554 |
| **EEMX** | SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF | 0.65 | 0.98 | 0.64 | 1,471 | 108,911 | 1,136 | 511 | 492 | 33,511 | 31,655 | 65 | 0.80 | 10,852 |
| **EWX** | SPDR S&P Emerging Markets Small Cap ETF | 0.10 | 0.20 | 0.08 | 40,983 | 2,280,442 | 53,973 | 854 | 930 | 41,325 | 44,175 | 188 | 0.60 | 165,083 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

4

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Emerging Market Equities (cont'd)** | | | | | | | | | | | | | | |
| **GXC** | SPDR S&P China ETF | 0.13 | 0.14 | 0.12 | 68,915 | 7,755,376 | 68,033 | 462 | 522 | 45,211 | 48,901 | 83 | 0.80 | 41,671 |
| **XINA** | SPDR MSCI China A Shares IMI ETF | 0.15 | 0.67 | 0.25 | 3 | 777 | 57 | 120 | 211 | 2,772 | 4,562 | 0 | 0.00 | 0 |
| **Advanced Beta - Income** | | | | | | | | | | | | | | |
| **EDIV** | SPDR S&P Emerging Markets Dividend ETF | 0.07 | 0.23 | 0.06 | 46,236 | 1,653,064 | 49,973 | 923 | 741 | 28,696 | 22,638 | 218 | 0.40 | 87,227 |
| **DWX** | SPDR S&P International Dividend ETF | 0.07 | 0.17 | 0.06 | 134,977 | 6,265,030 | 133,236 | 1,894 | 1,707 | 76,442 | 68,058 | 229 | 0.30 | 112,941 |
| **SDY** | SPDR S&P Dividend ETF | 0.02 | 0.02 | 0.02 | 426,188 | 43,666,419 | 410,086 | 1,282 | 1,874 | 114,213 | 167,517 | 188 | 0.40 | 584,977 |
| **WDIV** | SPDR S&P Global Dividend ETF | 0.08 | 0.12 | 0.08 | 12,999 | 1,008,770 | 13,728 | 539 | 589 | 36,372 | 39,492 | 167 | 0.40 | 8,185 |
| **SPYD** | SPDR S&P 500 High Dividend ETF | 0.07 | 0.20 | 0.06 | 43,060 | 1,747,736 | 43,292 | 6,015 | 6,002 | 212,269 | 212,291 | 197 | 0.40 | 1,881 |
| **Advanced Beta - Multi Factor** | | | | | | | | | | | | | | |
| **QCAN** | SPDR MSCI Canada StrategicFactors ETF | 0.05 | 0.10 | 0.06 | 1,542 | 98,409 | 1,103 | 836 | 828 | 47,853 | 46,865 | 168 | 0.40 | 1,114 |
| **QDEU** | SPDR MSCI Germany StrategicFactors ETF | 0.06 | 0.09 | 0.06 | 817 | 51,553 | 972 | 994 | 984 | 60,346 | 59,365 | 161 | 0.60 | 6,659 |
| **QJPN** | SPDR MSCI Japan StrategicFactors ETF | 0.26 | 0.36 | 0.26 | 393 | 32,049 | 1,202 | 472 | 489 | 34,805 | 35,374 | 44 | 0.20 | 1,282 |
| **QGBR** | SPDR MSCI United Kingdom StrategicFactors ETF | 0.14 | 0.28 | 0.16 | 9,695 | 579,593 | 4,177 | 915 | 918 | 47,662 | 47,764 | 210 | 0.40 | 394 |
| **QEFA** | SPDR MSCI EAFE StrategicFactors ETF | 0.32 | 0.52 | 0.37 | 17,045 | 1,220,323 | 16,439 | 762 | 879 | 47,442 | 54,419 | 129 | 0.40 | 63,760 |
| **QWLD** | SPDR MSCI World StrategicFactors ETF | 0.53 | 0.75 | 0.66 | 726 | 37,691 | 1,788 | 1,159 | 645 | 81,733 | 45,098 | 67 | 0.70 | 1 |
| **QEMM** | SPDR MSCI Emerging Markets StrategicFactors ETF | 0.25 | 0.41 | 0.29 | 6,712 | 468,045 | 6,884 | 607 | 772 | 36,808 | 46,104 | 208 | 0.40 | 77,846 |
| **QUS** | SPDR MSCI USA StrategicFactors ETF | 0.22 | 0.30 | 0.19 | 4,818 | 391,965 | 9,075 | 166 | 345 | 11,743 | 24,323 | 80 | 0.30 | 19,337 |
| **Advanced Beta - Single Factor** | | | | | | | | | | | | | | |
| **SPYB** | SPDR S&P 500 Buyback ETF | 0.10 | 0.18 | 0.11 | 487 | 29,676 | 383 | 3,900 | 4,091 | 219,804 | 229,546 | 66 | 0.50 | 11,979 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

5

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Advanced Beta - Single Factor (cont'd)** | | | | | | | | | | | | | | |
| **VLU** | SPDR S&P 1500 Value Tilt ETF | 0.50 | 0.53 | 0.60 | 724 | 75,298 | 616 | 660 | 658 | 61,123 | 60,832 | 100 | 0.50 | 2,801 |
| **MMTM** | SPDR S&P 1500 Momentum Tilt ETF | 0.54 | 0.52 | 0.52 | 675 | 79,044 | 1,534 | 763 | 1,008 | 79,444 | 103,653 | 34 | 0.60 | 3,135 |
| **LGLV** | SPDR SSGA US Large Cap Low Volatility Index ETF | 0.44 | 0.50 | 0.45 | 1,755 | 176,787 | 1,905 | 550 | 636 | 48,180 | 55,523 | 48 | 0.30 | 3,712 |
| **SMLV** | SPDR SSGA US Small Cap Low Volatility Index ETF | 0.35 | 0.39 | 0.37 | 6,132 | 638,458 | 6,598 | 2,811 | 2,860 | 254,508 | 262,176 | 95 | 0.50 | 834 |
| **ONEY** | SPDR Russell 1000 Yield Focus ETF | 0.30 | 0.44 | 0.32 | 1,089 | 86,675 | 1,175 | 3,714 | 3,599 | 258,829 | 250,346 | 624 | 0.80 | 262 |
| **ONEO** | SPDR Russell 1000 Momentum Focus ETF | 0.40 | 0.57 | 0.41 | 2,641 | 212,598 | 2,863 | 1,020 | 1,051 | 71,400 | 73,412 | 122 | 0.50 | 29,424 |
| **ONEV** | SPDR Russell 1000 Low Volatility Focus ETF | 0.33 | 0.47 | 0.34 | 1,470 | 117,808 | 5,106 | 793 | 1,134 | 55,835 | 80,752 | 216 | 0.40 | 84,647 |
| **Advanced Beta - Fixed Income** | | | | | | | | | | | | | | |
| **CBND** | SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF | 0.13 | 0.41 | 0.14 | 9,728 | 353,828 | 7,640 | 364 | 586 | 11,783 | 18,940 | 77 | 0.20 | 101,675 |
| **Fixed Income - US Government** | | | | | | | | | | | | | | |
| **BIL** | SPDR Bloomberg Barclays 1-3 Month T-Bill ETF | 0.01 | 0.02 | 0.01 | 638,279 | 33,566,344 | 556,157 | 1,476,998 | 1,701,326 | 67,543,119 | 77,801,638 | 667 | 0.00 | 366,226 |
| **ITE** | SPDR Bloomberg Barclays Intermediate Term Treasury ETF | 0.07 | 0.11 | 0.06 | 30,956 | 2,146,341 | 76,558 | 8,644 | 9,098 | 521,147 | 547,609 | 286 | 0.10 | 30,318 |
| **TLO** | SPDR Bloomberg Barclays Long Term Treasury ETF | 0.09 | 0.12 | 0.10 | 49,573 | 4,135,574 | 53,287 | 1,326 | 1,675 | 96,188 | 120,952 | 170 | 0.40 | 10,996 |
| **IPE** | SPDR Bloomberg Barclays TIPS ETF | 0.06 | 0.11 | 0.06 | 32,510 | 2,111,801 | 42,393 | 5,843 | 3,711 | 330,071 | 209,189 | 286 | 0.20 | 18,053 |
| **SST** | SPDR Bloomberg Barclays Short Term Treasury ETF | 0.04 | 0.13 | 0.04 | 14,225 | 494,457 | 13,662 | 8,689 | 8,036 | 262,668 | 242,607 | 250 | 0.10 | 6,532 |
| **TIPX** | SPDR Bloomberg Barclays 1-10 Year TIPS ETF | 0.05 | 0.27 | 0.06 | 9,304 | 208,871 | 19,123 | 1,613 | 1,397 | 31,486 | 27,200 | 428 | 0.20 | 48,416 |
| **Fixed Income - US Investment Grade Corporates** | | | | | | | | | | | | | | |
| **SCPB** | SPDR Bloomberg Barclays Short Term Corporate Bond ETF | 0.01 | 0.03 | 0.01 | 436,874 | 15,415,188 | 425,241 | 23,463 | 22,953 | 719,845 | 703,739 | 347 | 0.00 | 197,435 |
| **ITR** | SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF | 0.02 | 0.05 | 0.02 | 479,772 | 19,066,973 | 464,698 | 9,656 | 9,268 | 333,711 | 319,746 | 284 | 0.10 | 50,449 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

6

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Fixed Income - US Investment Grade Corporates (cont'd)** | | | | | | | | | | | | | | |
| LWC | SPDR Bloomberg Barclays Long Term Corporate Bond ET | 0.13 | 0.31 | 0.13 | 87,229 | 4,195,859 | 49,021 | 4,547 | 4,919 | 190,201 | 205,467 | 229 | 0.30 | 7,886 |
| FLRN | SPDR Bloomberg Barclays Investment Grade Floating Rate ETF | 0.01 | 0.05 | 0.01 | 266,680 | 9,416,359 | 221,136 | 8,496 | 10,580 | 260,827 | 324,912 | 257 | 0.00 | 54,929 |
| **Fixed Income - High Yield** | | | | | | | | | | | | | | |
| JNK | SPDR Bloomberg Barclays High Yield Bond ETF | 0.01 | 0.03 | 0.01 | 10,069,268 | 428,647,693 | 9,833,372 | 112,355 | 106,787 | 4,159,382 | 3,959,662 | 475 | 0.20 | 40,915,578 |
| SJNK | SPDR Bloomberg Barclays Short Term High Yield Bond ETF | 0.01 | 0.04 | 0.01 | 1,784,094 | 57,076,549 | 1,566,730 | 36,412 | 44,758 | 1,012,982 | 1,248,301 | 403 | 0.10 | 297,480 |
| CJNK | SPDR BofA Merrill Lynch Crossover Corporate Bond ETF | 0.14 | 0.52 | 0.17 | 9,585 | 292,877 | 7,179 | 507 | 515 | 13,471 | 13,668 | 241 | 0.20 | 4,312 |
| **Fixed Income - US Mortgage** | | | | | | | | | | | | | | |
| MBG | SPDR Bloomberg Barclays Mortgage Backed Bond ETF | 0.07 | 0.26 | 0.07 | 22,081 | 668,871 | 31,947 | 7,591 | 3,783 | 199,947 | 99,455 | 175 | 0.10 | 6,335 |
| **Fixed Income - US Aggregate** | | | | | | | | | | | | | | |
| BNDS | SPDR Bloomberg Barclays Aggregate Bond ETF | 0.06 | 0.10 | 0.06 | 26,122 | 1,738,141 | 41,144 | 1,968 | 2,496 | 113,868 | 144,069 | 194 | 0.10 | 12,563 |
| **Fixed Income - Hybrids** | | | | | | | | | | | | | | |
| CWB | SPDR Bloomberg Barclays Convertible Securities ETF | 0.01 | 0.03 | 0.02 | 918,664 | 53,279,469 | 1,051,246 | 2,259 | 2,075 | 113,921 | 104,124 | 141 | 0.40 | 891,650 |
| PSK | SPDR Wells Fargo Preferred Stock ETF | 0.06 | 0.14 | 0.06 | 45,175 | 2,345,102 | 47,350 | 8,193 | 10,573 | 369,832 | 476,948 | 154 | 0.10 | 19,440 |
| **Fixed Income - Municipal** | | | | | | | | | | | | | | |
| SHM | SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF | 0.01 | 0.03 | 0.01 | 254,162 | 14,279,716 | 256,998 | 12,718 | 10,970 | 621,401 | 534,458 | 367 | 0.00 | 238,363 |
| TFI | SPDR Nuveen Bloomberg Barclays Municipal Bond ETF | 0.02 | 0.05 | 0.02 | 233,744 | 13,219,069 | 233,357 | 3,870 | 3,988 | 190,327 | 195,412 | 140 | 0.10 | 197,967 |
| HYMB | SPDR Nuveen S&P High Yield Municipal Bond ETF | 0.15 | 0.26 | 0.14 | 45,722 | 3,011,649 | 70,795 | 936 | 715 | 53,614 | 40,848 | 205 | 0.10 | 13,489 |
| **Fixed Income - International** | | | | | | | | | | | | | | |
| WIP | SPDR Citi International Government Inflation-Protected Bond ETF | 0.20 | 0.35 | 0.18 | 16,443 | 1,083,859 | 35,809 | 959 | 927 | 54,970 | 51,893 | 143 | 0.30 | 6,027 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

7

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Fixed Income - International (cont'd)** | | | | | | | | | | | | | | |
| BWZ | SPDR Bloomberg Barclays Short Term International Treasury Bond ETF | 0.16 | 0.48 | 0.17 | 19,490 | 719,913 | 21,818 | 969 | 999 | 31,124 | 31,548 | 161 | 0.30 | 95,390 |
| BWX | SPDR Bloomberg Barclays International Treasury Bond ETF | 0.04 | 0.13 | 0.04 | 432,005 | 14,126,508 | 463,329 | 1,414 | 1,267 | 40,200 | 35,375 | 192 | 0.30 | 984,430 |
| IBND | SPDR Bloomberg Barclays International Corporate Bond ETF | 0.10 | 0.28 | 0.11 | 51,471 | 2,047,675 | 50,350 | 1,044 | 987 | 36,112 | 33,292 | 187 | 0.30 | 10,821 |
| EBND | SPDR Bloomberg Barclays Emerging Markets Local Bond ETF | 0.09 | 0.31 | 0.11 | 43,446 | 1,493,871 | 30,895 | 3,083 | 3,035 | 92,182 | 89,533 | 134 | 0.20 | 4,435 |
| **Commodity** | | | | | | | | | | | | | | |
| GLD* | SPDR Gold Trust* | 0.01 | 0.01 | 0.01 | 7,807,871 | 1,098,145,291 | 7,214,247 | 12,288 | 12,814 | 1,502,822 | 1,541,140 | 214 | 0.50 | 15,885,473 |
| NANR | SPDR S&P North American Natural Resources ETF | 0.07 | 0.21 | 0.06 | 23,543 | 872,485 | 41,301 | 1,701 | 2,473 | 54,823 | 77,875 | 180 | 0.40 | 8,734 |
| **Active - Asset Allocation** | | | | | | | | | | | | | | |
| RLY | SPDR SSgA Multi-Asset Real Return ETF | 0.11 | 0.44 | 0.11 | 15,667 | 441,282 | 19,508 | 6,615 | 7,281 | 162,001 | 177,074 | 116 | 0.40 | 5,787 |
| INKM | SPDR SSgA Income Allocation ETF | 0.09 | 0.28 | 0.09 | 5,451 | 205,347 | 5,478 | 11,216 | 10,104 | 367,773 | 330,300 | 211 | 0.20 | 2,668 |
| GAL | SPDR SSgA Global Allocation ETF | 0.08 | 0.23 | 0.08 | 18,401 | 766,722 | 15,151 | 7,531 | 8,549 | 272,848 | 308,106 | 114 | 0.30 | 4,607 |
| DWFI | SPDR Dorsey Wright Fixed Income Allocation ETF | 0.05 | 0.18 | 0.05 | 42,980 | 1,102,729 | 25,911 | 20 | 22 | 51,186 | 55,556 | 600 | 0.48 | 26,858 |
| **Active - Equity** | | | | | | | | | | | | | | |
| SYE | SPDR MFS Systematic Core Equity ETF | 0.26 | 0.38 | 0.20 | 5,501 | 440,886 | 3,940 | 1,377 | 1,349 | 96,211 | 94,012 | 106 | 0.40 | 2,059 |
| SYG | SPDR MFS Systematic Growth Equity ETF | 0.27 | 0.37 | 0.25 | 4,095 | 347,150 | 8,630 | 976 | 1,191 | 71,951 | 85,931 | 84 | 0.50 | 3,493 |
| SYV | SPDR MFS Systematic Value Equity ETF | 0.16 | 0.27 | 0.16 | 340 | 22,524 | 204 | 1,447 | 1,463 | 87,167 | 87,970 | 15 | 0.60 | 120 |
| **Active - Fixed Income** | | | | | | | | | | | | | | |
| TOTL | SPDR DoubleLine Total Return Tactical ETF | 0.03 | 0.06 | 0.03 | 334,814 | 19,026,343 | 290,634 | 5,913 | 4,683 | 292,161 | 230,966 | 238 | 0.10 | 206,616 |
| EMTL | SPDR DoubleLine Emerging Markets Fixed Income ETF | 0.10 | 0.20 | 0.11 | 7,160 | 364,525 | 13,419 | 6,921 | 12,693 | 352,945 | 642,815 | 252 | 22.38 | 14,605 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

8

SPDR® ETF Trading Report

| Ticker | ETF Name | Spread ($) | Spread (%) | Spread ($) vs. 3 mo. trailing | Consolidated Avg. Daily Volume (shares) | Consolidated Avg. Daily Volume ($) | Consolidated Avg. Daily Volume (shares) vs. 3 mo. trailing | Avg. Quote Size (shares) | Avg. Quote Size (Shares) vs. 3 mo. trailing | Avg. Quote Size ($) | Avg. Quote Size ($) vs. 3 mo. trailing | Avg. Trade Size | Daily Volatility (%) | Short Interest as of 8/15/2017 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Active - Fixed Income (cont'd)** | | | | | | | | | | | | | | |
| STOT | SPDR DoubleLine Short Duration Total Return Tactical ETF | 0.15 | 0.30 | 0.19 | 7,108 | 354,324 | 5,784 | 1,900 | 1,757 | 94,755 | 87,529 | 370 | 0.13 | 11,732 |
| SRLN | SPDR Blackstone / GSO Senior Loan ETF | 0.02 | 0.03 | 0.02 | 295,446 | 16,094,847 | 292,364 | 5,828 | 6,954 | 276,072 | 329,689 | 274 | 0.10 | 25,553 |
| ULST | SPDR SSgA Ultra Short Term Bond ETF | 0.07 | 0.17 | 0.07 | 3,046 | 138,459 | 2,696 | 3,257 | 2,607 | 131,159 | 104,984 | 253 | 0.10 | 1,668 |

Source: NYSE, Nasdaq and BATS as of 8/31/2017. **Past performance is not a guarantee of future results.**

State Street Global Advisors

9

SPDR® ETF Trading Report
ssga.com | spdrs.com
State Street Global Advisors One Lincoln Street, Boston, MA 02111-2900. T: +1 617 786 3000.
Important Risk Information
ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns.
While the shares of ETFs are tradable on secondary markets, they may not readily trade in all market conditions and may trade at significant discounts in periods of market stress.
Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs.
Diversification does not ensure a profit or guarantee against loss.
Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR Gold Trust (“GLD®”):
The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. When distributed electronically, the GLD prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.
GLD is not an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of the Trust do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.
GLD shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time to that extent.
Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto.
For more information, please contact the Marketing Agent for GLD: State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Boston, MA, 02111; T: +1 866 320 4053 spdrgoldshares.com
The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data.
State Street Global Advisors and SSGA are registered trademarks of State Street Corporation.
There is no relationship between Dorsey Wright & Associates, LLC (collectively with its parent companies and affiliates, “Dorsey Wright”) and State Street Global Advisors (“SSGA”) other than a license by Dorsey Wright to SSGA of certain Dorsey Wright trademarks and trade names, and the Dorsey Wright Fixed Income Rotation Index (“Index”), for use by SSGA.
BLOOMBERG®, a trademark and service mark of Bloomberg Finance L.P. and its affiliates, and BARCLAYS®, a trademark and service mark of Barclays Bank Plc, have each been licensed for use in connection with the listing and trading of the SPDR Bloomberg Barclays ETFs.
Distributor: State Street Global Advisors Funds Distributors, LLC, member FINRA, SIPC, an indirect wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, and all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc. is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not affiliated with State State Street Global Advisors Funds Distributors, LLC.
State Street Global Advisors Funds Distributors, LLC is the distributor for certain registered products on behalf of the advisor. SSGA Funds Management has retained Nuveen Asset Management, LLC as the sub-advisor to certain of such funds. State Street Global Advisors Funds Distributors, LLC is not affiliated with Nuveen Asset Management, LLC
Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 866.787.2257 or visit spdrs.com. Read it carefully.
Not FDIC Insured • No Bank Guarantee • May Lose Value
State Street Global Advisors
© 2017 State Street Corporation. All Rights Reserved.
IBG-25105 Exp. Date: 9/30/2018 SPD001433

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.